UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Prospect Capital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

December 9, 2015

RE: Adjourned Annual Meeting of Shareholders

Dear Shareholder:

We are almost there, but we need your help.

Prospect Capital Corporation recently held its annual meeting of stockholders (the “Annual Meeting”) on Friday, December 4, 2015. The proposals that were considered at the Annual Meeting are described in detail in Prospect’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on September 10, 2015 (the “Proxy”).

At the Annual Meeting, our stockholders voted to approve the first proposal found in the Proxy.

The Annual Meeting has been adjourned until Friday January 8, 2016 to afford additional time to solicit stockholder votes for the second proposal found in the Proxy.

Our records indicate that Prospect, in which you are invested, has yet to receive sufficient voting participation for Proposal 2. We apologize for the continued follow-up regarding this matter. However, it is critical that we receive your proxy vote by January 8, 2016. Please help us to avoid further delay and cost by taking a moment to cast your vote today.

We value your time and have set up convenient voting options. After careful consideration, the Board of Directors unanimously recommends that shareholders vote “FOR” Proposal 2 listed in both the Proxy and on the enclosed copy of your proxy card(s). Thank you in advance to your attention to this important matter.

Sincerely,

John F. Barry III Chief Executive Officer

If you would like another copy of the Proxy or have Proxy-related questions, please call 1-866-387-0770 for assistance. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

1.
Vote with a Telephone Voting Representative. You may cast your vote by telephone with a proxy representative by calling toll-free 1-866-387-0770. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

2.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

3.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website

4.
Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided. If convenient for you, PLEASE utilize one of the first three options above to insure that your response is received in time for the annual meeting on January 8, 2016.

December 9, 2015

RE: Adjourned Annual Meeting of Shareholders

Dear Shareholder:

We are almost there, but we need your help.

Prospect Capital Corporation recently held its annual meeting of stockholders (the “Annual Meeting”) on Friday, December 4, 2015. The proposals that were considered at the Annual Meeting are described in detail in Prospect’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on September 10, 2015 (the “Proxy”).

At the Annual Meeting, our stockholders voted to approve the first proposal found in the Proxy.

The Annual Meeting has been adjourned until Friday January 8, 2016 to afford additional time to solicit stockholder votes for the second proposal found in the Proxy.

Our records indicate that Prospect, in which you are invested, has yet to receive sufficient voting participation for Proposal 2. We apologize for the continued follow-up regarding this matter. However, it is critical that we receive your proxy vote by January 8, 2016. Please help us to avoid further delay and cost by taking a moment to cast your vote today.

We value your time and have set up convenient voting options. After careful consideration, the Board of Directors unanimously recommends that shareholders vote “FOR” Proposal 2 listed in both the Proxy and on the enclosed copy of your proxy card(s). Thank you in advance to your attention to this important matter.

Sincerely,

John F. Barry III Chief Executive Officer

If you would like another copy of the Proxy or have Proxy-related questions, please call 1-866-387-0770 for assistance. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

1.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

2.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

3.
Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided. If convenient for you, PLEASE utilize one of the first three options above to insure that your response is received in time for the annual meeting on January 8, 2016.